EX-99.1.(10)(b)
Jackson National Life Insurance Company of New York
2900 Westchester Ave., Ste. 305
Purchase, NY  10577-2551

Supplement to Application for
Perspective Lifesm
USE DARK INK ONLY

Please Print Proposed Insured's Name (first, middle initial, and last name) Date of Birth (mm/dd/yyyy)Social Security Number
Please Print Proposed Second Insured's Name (first, middle initial, and last name) Date of Birth (mm/dd/yyyy) Social Security Number
JNL(R)/NY Reference/Policy Number

1.   Health Information

     A.   Height and Weight Measurement

     1.   Proposed Insured              2.  Proposed Second Insured
          Height  ft.  in.  Weight  lbs.    Height   ft.  in.   Weight  lbs.

                                                                                                Insured              2nd Insured
                                                                                                Yes     No           Yes     No
     B.  Have you ever had a life or health application rated or postponed?                     ___     ___          ___     ___
     C.  Have you ever been treated for, diagnosed with, or had any indication of any of the following:
     1.  Elevated blood pressure, elevated cholesterol, or any disease or disorder of the
blood or blood vessels (other than for HIV treatment)?                                          ___     ___          ___     ___
     2.  Any disease or disorder of the skin, lymph glands, or lymph nodes?                     ___     ___          ___     ___
     3.  Seizures or any disease or disorder of the brain or nervous system?                    ___     ___          ___     ___
     4.  Non-insulin-dependent diabetes or sugar disorder?                                      ___     ___          ___     ___
     5.  Asthma, sleep apnea, emphysema, or any disease or disorder of the respiratory system?  ___     ___          ___     ___
     6.  Ulcerative colitis, Crohn's disease, hepatitis, or any disease or disorder of the stomach, pancreas, intestines, or gastrointestinal system, bladder, prostate or genitourinary
system, thyroid or endocrine system?                                                            ___     ___          ___     ___
     7.  Neuritis, arthritis, or any disease or disorder of the muscles, bones, spine, back,
or joints?                                                                                      ___     ___          ___     ___
     D.  Have you, within the past five years:
     1.  Been prescribed medication (other than for HIV treatment)?                             ___     ___          ___     ___
     2.  Been hospitalized or had surgery of any kind (other than for HIV treatment)?           ___     ___          ___     ___
     3.  Been recommended to have any test, treatment, or surgery which has not been
performed (other than for HIV treatment)?                                                       ___     ___          ___     ___
     4.  Been treated for or had any indication of chest pain, headaches, abdominal pain, shortness of breath, unexplained weight loss, urine or bowel movement abnormality (other
than for HIV treatment)?                                                                        ___     ___          ___     ___
     E.  Family History Information
     1.  Has any parent, brother, or sister died prior to age 60 as a result of cancer, heart
disease, kidney disease, diabetes, hypertension, or any hereditary disease?                     ___     ___          ___     ___
     2.  Has any living parent, brother, or sister been diagnosed prior to age 60 with cancer, heart disease, kidney disease, diabetes, hypertension, or any hereditary disease? If "Yes,"
provide details to include current age.                                                         ___     ___          ___     ___

Details to any "Yes" answers above (including diagnosis, treatment, result, date, duration, and physician's name, address and phone number). Attach additional sheet if necessary.



NV3450   R012000

2.   Personal Physician Information

A. Proposed Insured                                                  B. Proposed Second Insured

Name                                                                 Name
Address                                                              Address
City, State and ZIP Code                                             City, State and ZIP Code
Date and Reason Last Consulted                                       Date and Reason Last Consulted
Result                                                               Result
If there were any tests, medications, or treatments given or         If there were any tests, medications, or treatments given
or recommended, provide details (other than for HIV treatment).      recommended, provide details (other than for HIV treatment).

3.   Other Risk Information

                                                                                                            Insured     2nd Insured
    A.  International Travel and Citizenship (An International Travel Questionnaire may be required.)       Yes  No     Yes   No
    1.  Have you traveled or resided outside the U.S. or Canada within the past two years? If "Yes,"
provide dates, purpose, and destinations below.                                                             ___  ___    ___   ___
    2.  Do you plan to travel or reside outside the U.S. or Canada within the next two years? If "Yes,"
provide dates, purpose, and destinations below.                                                             ___  ___    ___   ___
    3.  Are you a U.S. citizen? If "No," provide country of citizenship, length of time in the U.S., and
type of visa held in details below.                                                                         ___  ___    ___   ___
    B.  General Information (Please provide details to all "Yes" answers.)
    1   Have you ever flown as a student, private, commercial, or military pilot, or do you have any such flights planned in the future?
If "Yes," complete Aviation Activities Questionnaire.                                                       ___  ___    ___   ___
    2   Have you ever engaged in, or plan to engage in, motorized racing, skydiving, mountain or rock climbing, scuba diving, or any hazardous activity?
If "Yes," complete Hazardous Activities or Racing Questionnaire.                                            ___  ___    ___   ___
    3.  Received three or more driving convictions, had your driver's license suspended or revoked, or been convicted of driving under the influence of drugs or alcohol?
If "Yes," provide dates and offense(s) below.                                                               ___  ___    ___   ___
    4.  Have you received two or more driving convictions within the past five years? If "Yes," provide
dates and offense(s) below.                                                                                 ___  ___    ___   ___
    5.  Have you ever pleaded guilty to, or been convicted of, a misdemeanor or felony, or are any such charges pending?
If "Yes," include date, offense, sentence imposed, and whether sentence was fulfilled below.                ___  ___    ___   ___
    6.  Have you ever been treated for alcohol abuse or been advised to seek counseling for it?
If "Yes," provide details, dates, and treatment provider below.                                             ___  ___    ___   ___
    7.  Have you ever used drugs or illegal substances (including prescription medications other than for HIV treatment) that were not prescribed by a physician?
If "Yes," provide details, substances, dates, and current status below.                                     ___  ___    ___   ___

Details to any answers above as instructed (additional questionnaires or details may be required). Attach additional sheet if necessary.



         I (We) represent that all information in this form is true, complete and correctly recorded to the best of my (our) knowledge and belief. I (We) acknowledge that the Company will rely on this information to determine whether, and on what terms, to issue a policy. I (We) understand that if any information is false, incomplete, or incorrectly recorded, any policy issued may be void if the answer and/or statement was material. This information is provided as a supplement to my (our) application for a Perspective Life policy. I (We) understand that this supplement to my (our) application will be attached to and made part of the issued policy.
Signed at (city and state)                  Date (month, day, and year)
Proposed Insured's Signature                Proposed Second Insured's Signature
Parent's/Guardian's Signature               Witness' Signature

Jackson National Life of New York Service Center
P.O. Box 378002, Denver, CO 80237-8002
800/766-4683

NV3450   R012000